Exhibit 10.1

SPONSOR LETTER AGREEMENT

This Sponsor Letter Agreement (this “Agreement”), dated as of October 25, 2026, is made by and among Amanat Sponsor Holdings LLC, a Delaware limited liability company (the “Sponsor” or the “Class B Holder”), Amanat Acquisition Corp, a Cayman Islands exempted company (“AMAN”), and Corxel Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Sponsor, AMAN and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Whereas, AMAN, the Company and certain other parties thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

Whereas, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the Class B Holder will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Domestication and the Merger) and (b) the Class B Holder will agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of AMAN or any other anti-dilution or similar protection with respect to all of the AMAN Class B Ordinary Shares related to the transactions contemplated by the Business Combination Agreement.

Now, Therefore, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. (a) The Class B Holder hereby agrees to vote at any meeting of the shareholders of AMAN (whether annual or special and whether or not an adjourned or postponed meeting), however called, and in any action by written resolution of the shareholders of AMAN, all of its AMAN Class B Ordinary Shares (together with any other equity securities of AMAN that the Class B Holder holds of record or beneficially including any Class A Ordinary Shares of AMAN that the Class B Holder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject AMAN Equity Securities”). Prior to the earlier of the Effective Time and the termination of this Agreement, at any meeting of the shareholders of AMAN (whether annual or special and whether or not an adjourned or postponed meeting), however called, and in any action by written resolution of the shareholders of AMAN, at which any of the Transaction Proposals or any of the matters described in Section 1(b) below are submitted for the consideration and/or vote of the shareholders of AMAN, the Class B Holder shall (i) appear at such meeting, in person or by proxy, or otherwise cause all of the Subject AMAN Equity Securities to be counted as present thereat for purposes of establishing a quorum and (ii) vote (or cause to be voted), or deliver (or cause to be delivered) a written resolution in respect of all of the Subject AMAN Equity Securities, to vote in favor of each of the Transaction Proposals.

(b) In addition, the Class B Holder hereby agrees to vote (or cause to be voted), or deliver (or cause to be delivered) a written resolution in respect of, all of the Subject AMAN Equity Securities that such Class B Holder is entitled to vote, against and withhold consent with respect to (i) any merger, scheme of arrangement, acquisition, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or similar transaction involving AMAN or any of its Subsidiaries, other than the transactions contemplated by the Business Combination Agreement and (ii) any other matter, action, transaction, agreement or proposal that is intended, or would reasonably be expected, to (A) result in a breach of any of AMAN’s covenants, agreements or obligations under the Business Combination Agreement, (B) result in any of the conditions to the Closing set forth in the Business Combination Agreement not being satisfied, or (C) prevent, impede, hinder, interfere with, delay or adversely affect the consummation of the Merger or any of the other transactions contemplated by the Business Combination Agreement (including any amendment to the Governing Documents of AMAN, other than as expressly contemplated by the Business Combination Agreement). The Class B Holder further agrees not to elect to redeem, tender or submit for redemption any of the Subject AMAN Equity Securities in connection with the Domestication, any of the Transaction Proposals or otherwise prior to the Closing.

(c) For the avoidance of doubt, in the event that (i) any equity securities of AMAN are issued to the Class B Holder after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of equity securities of, on or affecting the Subject AMAN Equity Securities owned by the Class B Holder or otherwise, (ii) the Class B Holder purchases or otherwise acquires beneficial ownership of any equity securities of AMAN after the date of this Agreement, or (iii) the Class B Holder acquires the right to vote or share in the voting of any equity securities of AMAN after the date of this Agreement (such equity securities, collectively, the “New Securities”), then such New Securities acquired or purchased by the Class B Holder shall be deemed to constitute Subject AMAN Equity Securities and shall be subject to the terms of this Agreement to the same extent as if they constituted Subject AMAN Equity Securities owned by the Class B Holder as of the date of this Agreement.

2. Waiver of Anti-dilution Protection. The Class B Holder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), to the fullest extent permitted by law and the Amended and Restated Memorandum and Articles of Association of AMAN, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the AMAN Class B Ordinary Shares held by him, her or it convert into AMAN Class A Ordinary Shares in connection with the transactions contemplated by the Business Combination Agreement.

3. Transfer of Shares.

(a) The Class B Holder hereby agrees that he, she or it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject AMAN Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject AMAN Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject AMAN Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject AMAN Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject AMAN Equity Securities even if such Subject AMAN Equity Securities would be disposed of by a person other than the Class B Holder or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to AMAN or AMAN’s officers or directors, any affiliates or family member of any of AMAN’s officers or directors, any members or partners of the Sponsor or their respective affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; and (F) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any recipient or transferee of any Transfer of the type set forth in clauses (A) through (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

(b) In furtherance of the foregoing, AMAN hereby agrees to (i) place revocable stop transfer instructions to AMAN’s transfer agent on all Subject AMAN Equity Securities subject to Section 3(a), including those which may be covered by a registration statement against the Transfer of any Subject AMAN Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of AMAN under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop transfer instructions currently existing on the Subject AMAN Equity Securities.

4. Other Covenants. The Class B Holder hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality and Access to Information) and 5.4(a) Public Announcements of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Class B Holder is directly a party thereto, and (ii) Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to AMAN as if the Class B Holder is directly party thereto.

5. Termination of AMAN Class B Ordinary Shares Lock-up Period. The Class B Holder and AMAN hereby agree that effective as of the consummation of the Closing (and not before), Section 7 of that certain Letter Agreement, dated May 18, 2026, by and among AMAN, the Sponsor and certain other parties thereto (the “Letter Agreement”), shall be amended and restated in its entirety as follows:

“7. Reserved.”

The amendment and restatement set forth in this Section 5 shall be void and of no force and effect with respect to the Letter Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms. The Class B Holder acknowledges that it shall be bound by the terms of those certain lock-up agreements, to be dated as of the Closing Date pursuant to the terms of the Business Combination Agreement.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 2, 5 and 10 shall each survive the termination of this Agreement pursuant to Section 6(a) and (iii) Sections 7, 8, 9 and 10 shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) causing such Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

7. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any AMAN Non-Party Affiliate (other than the Class B Holder, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the AMAN Non-Party Affiliates (other than the Class B Holder, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the Class B Holder makes no agreement or understanding herein in any capacity other than in the Class B Holder’s capacity as a record holder and beneficial owner of the Subject AMAN Equity Securities.

9. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

10. Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Constructions; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

In Witness Whereof, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

AMANAT SPONSOR HOLDINGS LLC

By:	/s/ Sandeep Kulkarni
Name:	Sandeep Kulkarni
Title:	Director

AMANAT ACQUISITION CORP

By:	/s/ Nicholas Fernandez
Name:	Nicholas Fernandez
Title:	Chief Financial Officer

CORXEL PHARMACEUTICALS, INC.

By:	/s/ Roderick Wong
Name:	Roderick Wong
Title:	Director

[Signature Page to Sponsor Letter Agreement]